 News Release

For more information contact:

Media, please contact:
Chris Romoser, Iomega Corporation, (858) 314-7148 romoser@iomega.com

Analyst/Investors, please contact:
Tom Kampfer, Iomega Corporation, (858) 314-7188

Iomega Reports Third Quarter 2004 Financial Results

SAN DIEGO, October 21, 2004 – Iomega Corporation (NYSE: IOM) today reported a net loss of $15.9 million, or $0.31 per share, for the quarter ended September 26, 2004. This loss included $2.3 million in pre-tax restructuring charges and $4.6 million in pre-tax impairment and other charges associated with the previously announced discontinuance of the Company’s DCT technology development program. Third quarter 2004 other income included a $1.8 million benefit associated with the release of various accruals for a European subsidiary for which operations have ceased. The third quarter 2004 net loss included a net tax benefit of $0.8 million, which was comprised of a $7.7 million statutory tax and state loss carryforward benefit, partially offset by a $6.9 million tax provision from an increased valuation allowance primarily for additional loss carryforwards. The third quarter 2004 net loss compares to a net loss of $13.1 million, or $0.25 per share, for third quarter 2003, which included pre-tax restructuring charges of $12.0 million. The $2.3 million in pre-tax restructuring charges are substantially all cash charges and the $4.6 million in pre-tax impairment and other charges associated with the discontinuance of the DCT program are substantially all non-cash charges.

Third quarter 2004 sales of $77.3 million decreased $13.7 million, or 15.1%, compared to third quarter 2003, primarily due to continued lower Zip® and Optical drive product sales, partially offset by sales of new REV™ products and higher sales of other Sourced Branded products. The third quarter 2004 gross margin percentage was 15.3% (which included $4.6 million in impairment and other charges associated with the discontinuance of the DCT program), compared with 20% for third quarter 2003 (which included $5.0 million in restructuring charges). The decrease in the gross margin percentage was primarily due to the continued decline in sales of higher margin Zip products, lower margins on Sourced Branded products, and REV product startup costs. Operating expenses of $30.9 million, including pre-tax restructuring charges of $2.3 million, decreased $9.9 million compared to $40.8 million, including $7.0 million in pre-tax restructuring charges, in third quarter 2003. During third quarter 2004, the Company had an operating loss of $19.1 million, including $2.3 million in pre-tax restructuring charges and $4.6 million in pre-tax impairment and other charges associated with the discontinuance of the DCT program. This loss compares to an operating loss of $22.6 million, including $12.0 million in pre-tax restructuring charges, in the same period of the prior year.

“Although our third quarter loss was disappointing, we made positive business progress in a number of areas,” said Werner Heid, president and CEO, Iomega Corporation. “We saw solid sequential growth in our new REV product sales with third quarter revenue of $10.3 million. In addition, we began to implement our previously announced restructuring actions and, when fully implemented by the end of the first quarter of 2005, these actions are expected to save approximately $30 to $35 million annually as compared to 2004 cost and expense run rates. We also wound down our DCT program and have refocused our research and development resources on new REV-related products and networked storage products targeted at consumers and small to medium-sized businesses. For the fourth quarter, our primary focus is to continue to invest in REV product awareness and demand generation with the goal to further improve REV product sales and margins, and to review and improve the financial results of our Sourced Branded products business,” concluded Heid.

Third quarter 2004 Zip product sales of $31.9 million decreased $27.1 million, or 46%, from third quarter 2003. The third quarter 2004 Zip product gross margin percentage of 45% improved from 31% in the prior year. Third quarter 2003 Zip gross margin included $5.0 million in pre-tax restructuring charges and approximately $3 million of various pricing programs associated with the transition to a dual format Zip disk. Lower sales and gross margin dollars resulted in a third quarter 2004 Zip product profit margin (PPM) of $12.6 million compared to $15.0 million in third quarter 2003.

Revenue during third quarter 2004 for the Sourced Branded products business – consisting of optical, hard disk (HDD), USB flash and floppy drives – was $30.9 million, an increase of $3.9 million, or 14.4%, compared to third quarter 2003. The third quarter 2004 product loss for the Sourced Branded business was $2.9 million, compared to a product loss of $1.8 million in third quarter 2003. The increased product loss was driven primarily by lower Mini USB flash drive gross margins due to price competition and third quarter costs associated with the implementation of the new supply chain, partially offset by improved gross margins on optical and HDD products.

Third quarter 2004 NSS revenue was $3.3 million, a decrease of $0.3 million compared to third quarter 2003. The NSS PPM in third quarter 2004 was breakeven compared to a product loss in third quarter 2003 of $3.7 million. The improvement in NSS PPM was driven by improved product gross margins and the continued benefit from decreased operating costs associated with the Company’s fourth quarter 2003 decision to refocus its NSS product strategy toward the entry-level to low-end segments of the network attached storage market.

Following the successful global launch of REV products during the second quarter, third quarter 2004 REV product sales were $10.3 million with a product loss of $5.6 million. The product loss was primarily due to manufacturing startup costs and increased market development expenses. On a sequential basis, REV products revenue increased 38% from $7.5 million in the second quarter.

General corporate expenses of $14.3 million that were not allocated to the total third quarter 2004 PPM, decreased by $3.4 million, compared to third quarter 2003 as a result of cost savings from third quarter 2003 restructuring actions.

During third quarter 2004, the Company’s total cash, cash equivalents, and temporary investments declined by $14.9 million to $119.3 million as of September 26, 2004. Of this reduction in cash, $6.5 million was primarily due to the product loss and capital expenditures associated with the completion of development, launch and follow-on development of the REV products; $3.0 million was due to capital and other expenditures associated with the DCT program; and the remainder associated with operating losses.

Revenue by region during third quarter 2004 was $42.4 million in the Americas, $28.7 million in Europe, and $6.2 million in Asia, or 55%, 37%, and 8%, respectively. This compares to revenue by region during third quarter 2003 of $59.4 million in the Americas, $23.6 million in Europe, and $8.0 million in Asia, or 65%, 26%, and 9%, respectively.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's third quarter financial results. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on Thursday, October 28, 2004.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture and share their valuable digital information. Iomega’s award-winning storage products include the new 35GB Iomega® REV™ Drive, popular Zip® 100MB, 250MB and 750MB Drives, high-performance Iomega HDD External Hard Drives in desktop and portable configurations, Iomega Mini USB Drives and Micro Mini™ USB Drives, Iomega external CD-RW Drives, Iomega Super DVD Drives and the Iomega Floppy USB-Powered Drives. Iomega simplifies data protection and sharing at home and in the workplace with Iomega Automatic Backup software, Iomega Sync software, HotBurn® CD-recording software and Active Disk™ technology. For networks, Iomega NAS servers offer capacities of 160GB to 1TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™ secure online storage. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com.

Special Note Regarding Forward-Looking Statements

The statements contained in this release regarding the intention to wind down DCT development during the third quarter and to continue to pursue licensing and other strategic alternatives for the DCT technology, the intention to focus resources on REV products, the goals for the second half of 2004 to aggressively ramp REV product sales, and to define a corporate strategy with the goal of returning the Company to profitability, and all other statements that are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon information available to Iomega as of the date hereof, and Iomega disclaims any intention or obligation to update any such forward-looking statements. Actual results could differ materially from the current expectations. Factors that could cause or contribute to such differences include unforeseen difficulties in the sales ramp of REV products, unforeseen post-launch technical, manufacturing or supply issues regarding REV products, level of retail and OEM market acceptance of and demand for the Company’s products including new REV products, declining consumer confidence levels and general market demand for PCs and consumer electronics products, the Company’s success in timely producing and marketing its products, increased acceleration of the revenue decline on the Zip product line, the Company’s inability to achieve profitability on its Sourced Branded business, technical difficulties, supplier constraints, delays and cost challenges on new products, competitive pricing pressures or a lack of market acceptance with respect to any of the Company’s new products, the failure to achieve OEM adoption on new products, the Company’s inability to maintain stringent quality assurance standards and enhanced customer service, availability of critical product components, the failure or delay of any sole source supplier, products and technology obsolescence, manufacturing and inventory issues, management turnover, intellectual property rights, competition, adverse final judgments in litigation, the business failure of any significant customer, general economic and/or industry-specific conditions and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega’s most recent Form 10-Q and Annual Report on Form 10-K.

###

Copyright© 2004 Iomega Corporation. All rights reserved. Iomega, Zip, REV, Active Disk, iStorage, Micro Mini, and HotBurn are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

                                                                         For the Three Months Ended
                                                    ---------------------------------------------------------------------
                                                     Sept. 26,                Sept. 28,             June 27,
                                                       2004%           2003%         2004%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Sales                                                  $77,262      100.0%      $90,990   100.0%      $77,642     100.0%
Cost of Sales (1) (2)                                   65,413       84.7%       72,817    80.0%       62,861      81.0%
                                                    ----------- -----------  ----------- --------  ----------- ----------
  Gross margin                                          11,849       15.3%       18,173    20.0%       14,781      19.0%
                                                    ----------- -----------  ----------- --------  ----------- ----------

Operating Expenses:
  Selling, general and administrative                   21,751       28.2%       26,254    28.9%       24,057      31.0%
  Research and development                               6,899        8.9%        7,545     8.3%        6,704       8.6%
  Restructuring charges                                  2,293        3.0%        7,007     7.7%          152       0.2%
                                                    ----------- -----------  ----------- --------  ----------- ----------
     Total operating expenses                           30,943       40.0%       40,806    44.8%       30,913      39.8%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Operating Loss                                         (19,094)     (24.7%)     (22,633)  (24.9%)     (16,132)    (20.8%)
  Interest and other income and expense, net (3)         2,423        3.1%          561     0.6%         (207)     (0.3%)
                                                    ----------- -----------  ----------- --------  ----------- ----------
Loss Before Income Taxes                               (16,671)     (21.6%)     (22,072)  (24.3%)     (16,339)    (21.0%)
(Provision) Benefit for Income Taxes                       815        1.1%        8,988     9.9%       (3,454)     (4.4%)
                                                    ----------- -----------  ----------- --------  ----------- ----------
Net Loss                                              ($15,856)     (20.5%)    ($13,084)  (14.4%)    ($19,793)    (25.5%)
                                                    =========== ===========  =========== ========  =========== ==========

Basic and Diluted Loss Per Share                        ($0.31)                  ($0.25)               ($0.38)
                                                    ===========              ===========           ===========
Weighted Average Common Shares Outstanding              51,565                   51,372                51,529
                                                    ===========              ===========           ===========

(1) Q3 2004 cost of sales includes $4.6 million for impairment and other charges related to the discontinuance of the DCT program.
(2) Q3 2003 cost of sales includes restructuring charges of $5 million associated with contract cancellations and reimbursement of supplier restructuring costs.
(3) Q3 2004 includes $1.8 million associated with the release of various accruals for a European subsidiary for which operations ceased in 1999.

PRODUCT SALES AND PROFIT MARGINS - QTD
(In thousands)
(Unaudited)

                                                                           For the Three Months Ended
                                                    ---------------------------------------------------------------------
                                                     Sept. 26,                Sept. 28,             June 27,
                                                       2004%           2003%         2004%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Sales:
  Mobile and Desktop Storage:
     Zip                                               $31,880       41.3%      $58,953    64.8%      $32,319      41.6%
     Sourced Branded (1)                                30,892       40.0%       27,009    29.7%       32,731      42.2%
     Other Mobile and Desktop (2)                          870        1.1%        1,406     1.5%        1,128       1.5%
  Professional Storage:
     Network storage products                            3,282        4.2%        3,622     4.0%        3,973       5.1%
     REV                                                10,338       13.4%            0     0.0%        7,491       9.6%
                                                    -----------              -----------           -----------
        Total Sales                                    $77,262                  $90,990               $77,642
                                                    ===========              ===========           ===========

Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip                                               $12,551                  $14,993               $10,675
     Sourced Branded (1)                                (2,872)                  (1,749)               (1,195)
     Other Mobile and Desktop (2)                          421                     (439)                  904
  Professional Storage:
     Network storage products                              (27)                  (3,666)                  317
     REV                                                (5,612)                  (4,046)               (6,671)
  New technologies (3)                                  (7,004)                  (2,976)               (3,384)
                                                    -----------              -----------           -----------
        Total Product Profit Margin                     (2,543)                   2,117                   646

Common:
   General corporate expenses                          (14,258)                 (17,743)              (16,626)
   Restructuring charges                                (2,293)                  (7,007)                 (152)
   Interest and other income and expense, net            2,423                      561                  (207)
                                                    -----------              -----------           -----------
Loss Before Income Taxes                              ($16,671)                ($22,072)             ($16,339)
                                                    ===========              ===========           ===========

(1) Sourced Branded is comprised of optical, hard disk, flash and floppy drives. 2003 amounts have been reclassified for consistent presentation.
(2) Other Mobile and Desktop is comprised of Jaz, Peerless, PocketZip and other miscellaneous products. 2003 amounts have been reclassified for consistent presentation.
(3) Q3 2004 includes $4.6 million for impairment and other charges related to the discontinuance of the DCT program.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)

                                                               For the Nine Months Ended
                                                    ----------------------------------------------
                                                     Sept. 26,     % of       Sept. 28,    % of
                                                       2004        Sales        2003       Sales
                                                    ----------- -----------  ----------- ---------
Sales                                                 $239,030      100.0%     $297,974    100.0%
Cost of Sales (1) (2)                                  188,050       78.7%      208,329     69.9%
                                                    ----------- -----------  ----------- ---------
  Gross margin                                          50,980       21.3%       89,645     30.1%
                                                    ----------- -----------  ----------- ---------

Operating Expenses:
  Selling, general and administrative (3)               69,127       28.9%       75,709     25.4%
  Research and development                              20,068        8.4%       23,768      8.0%
  Restructuring charges                                  2,991        1.3%        6,929      2.3%
                                                    ----------- -----------  ----------- ---------
     Total operating expenses                           92,186       38.6%      106,406     35.7%
                                                    ----------- -----------  ----------- ---------
Operating Loss                                         (41,206)     (17.2%)     (16,761)    (5.6%)
  Interest and other income and expense, net             2,646        1.1%        3,610      1.2%
                                                    ----------- -----------  ----------- ---------
Loss Before Income Taxes                               (38,560)     (16.1%)     (13,151)    (4.4%)
(Provision) Benefit for Income Taxes                    (1,954)      (0.8%)       9,787      3.3%
                                                    ----------- -----------  ----------- ---------
Net Loss                                              ($40,514)     (16.9%)     ($3,364)    (1.1%)
                                                    =========== ===========  =========== =========
Basic and Diluted Loss Per Share                        ($0.79)                  ($0.07)
                                                    ===========              ===========
Weighted Average Common Shares Outstanding              51,540                   51,322
                                                    ===========              ===========

(1) 2004 cost of sales includes $4.6 million for impairment and other charges related to the discontinuance of the DCT program.
(2) 2003 cost of sales includes restructuring charges of $5 million associated with contract cancellations and reimbursement of supplier restructuring costs.
(3) 2003 includes $6 million of net favorable legal settlements.

PRODUCT SALES AND PROFIT MARGINS - YTD
(In thousands)
(Unaudited)

                                                               For the Nine Months Ended
                                                    ----------------------------------------------
                                                     Sept. 26,     % of       Sept. 28,    % of
                                                       2004        Sales        2003       Sales
                                                    ----------- -----------  ----------- ---------
Sales:
  Mobile and Desktop Storage:
     Zip                                              $108,419       45.4%     $198,706    66.7%
     Sourced Branded (1)                                98,749       41.3%       83,564    28.0%
     Other Mobile and Desktop (2)                        3,386        1.4%        6,721     2.3%
  Professional Storage:
     Network storage products                           10,647        4.5%        8,983     3.0%
     REV                                                17,829        7.5%            0     0.0%
                                                    -----------              -----------
        Total Sales                                   $239,030                 $297,974
                                                    ===========              ===========

Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip                                               $41,393                  $70,907
     Sourced Branded (1)                                (3,596)                    (395)
     Other Mobile and Desktop (2)                        2,293                    1,971
  Professional Storage:
     Network storage products                             (521)                 (11,883)
     REV                                               (17,898)                 (10,493)
  New technologies (3)                                 (13,163)                  (7,468)
                                                    -----------              -----------
        Total Product Profit Margin                      8,508                   42,639

Common:
   General corporate expenses (4)                      (46,723)                 (52,471)
   Restructuring charges                                (2,991)                  (6,929)
   Interest and other income and expense, net            2,646                    3,610
                                                    -----------              -----------
Loss Before Income Taxes                              ($38,560)                ($13,151)
                                                    ===========              ===========

(1) Sourced Branded is comprised of optical, hard disk, flash and floppy drives. 2003 amounts have been reclassified for consistent presentation.
(2) Other Mobile and Desktop is comprised of Jaz, Peerless, PocketZip and other miscellaneous products. 2003 amounts have been reclassified for consistent presentation.
(3) 2004 includes $4.6 million for impairment and other charges related to the discontinuance of the DCT program.
(4) 2003 includes $6 million of net favorable legal settlements.

IOMEGA CORPORATION
CONDENSED BALANCE SHEET
(In thousands)
(Unaudited)

                                                            Sept. 26,   June 27,
                                                              2004        2004
                                                           ----------- -----------
ASSETS:
  Cash and cash equivalents                                  $100,633    $67,973
  Restricted cash                                                 250        250
  Temporary investments                                        18,380     65,961
                                                           ----------- -----------
    Total cash                                                119,263    134,184

  Trade receivables                                            34,120     28,079
  Inventories                                                  23,732     21,815
  Deferred taxes                                               11,255     12,823
  Other current assets                                          7,701      8,865
                                                           ----------- -----------
    Total Current Assets                                      196,071    205,766

  Property and equipment, net                                  14,262     20,394
  Intangible and other assets                                  14,740     15,247
                                                           ----------- -----------
                                                             $225,073   $241,407
                                                           =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                                            $35,313    $35,100
  Income taxes payable                                              0        239
  Other current liabilities                                    66,653     65,426
                                                           ----------- -----------
    Total Current Liabilities                                 101,966    100,765

  Deferred taxes                                               23,800     26,184
  Long-term liabilities                                           656        592
  Stockholders' equity                                         98,651    113,866
                                                           ----------- -----------
                                                             $225,073   $241,407
                                                           =========== ===========

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

                                                                For the Nine Months Ended
                                                                --------------------------
                                                                 Sept. 26,      Sept. 28,
                                                                   2004           2003
                                                                -----------    -----------
Cash Flows from Operating Activities:
   Net Loss                                                       ($40,514)      ($3,364)
   Non-Cash Revenue and Expense Adjustments                         18,770         2,324
                                                                -----------    -----------
                                                                   (21,744)       (1,040)
   Changes in Assets and Liabilities:
    Trade receivables                                                3,169        19,571
    Restricted cash                                                    (50)        3,600
    Inventories                                                         13        14,565
    Other current assets                                                84         4,261
    Accounts payable                                                (2,687)      (27,805)
    Accrued restructuring                                           (1,283)        3,242
    Other current liabilities and income taxes                     (17,166)      (20,174)
                                                                -----------    -----------
       Net cash used in operating activities                       (39,664)       (3,780)
                                                                -----------    -----------
Cash Flows from Investing Activities:
   Purchase of property and equipment                               (9,348)       (6,102)
   Sales of temporary investments                                  238,150       702,021
   Purchases of temporary investments                             (210,429)     (529,095)
   Net change in other assets and other liabilities                   (826)         (483)
                                                                -----------    -----------
       Net cash provided by investing activities                    17,547       166,341
                                                                -----------    -----------
Cash Flows from Financing Activities:
   Proceeds from sales of Common Stock                                 159           549
                                                                -----------    -----------
       Net cash provided by financing activities                       159           549
                                                                -----------    -----------
Net Change in Cash and Cash Equivalents                            (21,958)      163,110
Cash and Cash Equivalents at Beginning of Period                   122,591       241,519
                                                                -----------    -----------
Cash and Cash Equivalents at End of Period                        $100,633      $404,629
                                                                ===========    ===========